Exhibit 8.1
List of Subsidiaries of Navios Maritime Holdings Inc.

		Ownership	Country of
Company Name	Nature/Vessel Name	Interest	Incorporation
Navios Maritime Holdings Inc.	Holding Company	100%	Marshall Is.

Navios Corporation	Sub-Holding Company	100%	Marshall Is.

Navios International Inc.	Operating Company	100%	Marshall Is.

Navimax Corporation	Operating Company	100%	Marshall Is.

Navios Handybulk Inc.	Operating Company	100%	Marshall Is.

Hestia Shipping Ltd.	Operating Company	100%	Malta

Anemos Maritime Holdings Inc.	Sub-Holding Company	100%	Marshall Is.

Navios ShipManagement Inc.	Management Company	100%	Marshall Is.

NAV Holdings Limited	Sub-Holding Company	100%	Malta

Kleimar N.V.	Operating company/Vessel owning company	100%	Belgium

Kleimar Ltd.	Operating company	100%	Marshall Is.

Bulkinvest S.A.	Operating company	100%	Luxembourg

Primavera Shipping Corporation	Operating company	100%	Marshall Is.

Ginger Services Co.	Operating company	100%	Marshall Is.

Astra Maritime Corporation	Operating company	100%	Marshall Is.

Achilles Shipping Corporation	Operating company	100%	Marshall Is.

Apollon Shipping Corporation	Operating company	100%	Marshall Is.

Herakles Shipping Corporation	Operating company	100%	Marshall Is.

Hios Shipping Corporation	Operating company	100%	Marshall Is.

Ionian Shipping Corporation	Operating company	100%	Marshall Is.

Kypros Shipping Corporation	Operating company	100%	Marshall Is.

Meridian Shipping Enterprises Inc.	Navios Meridian	100%	Marshall Is.

Mercator Shipping Corporation	Navios Mercator	100%	Marshall Is.

Arc Shipping Corporation	Navios Arc	100%	Marshall Is.

Horizon Shipping Enterprises Corporation	Navios Horizon	100%	Marshall Is.

Magellan Shipping Corporation	Navios Magellan	100%	Marshall Is.

Aegean Shipping Corporation	Operating Company	100%	Marshall Is.

		Ownership	Country of
Company Name	Nature/Vessel Name	Interest	Incorporation
Star Maritime Enterprises Corporation	Navios Star	100%	Marshall Is.

Aurora Shipping Enterprises Ltd.	Navios Aurora I	100%	Marshall Is.

Corsair Shipping Ltd	Navios Ulysses	100%	Marshall Is.

Rowboat Marine Inc.	Navios Vega	100%	Marshall Is.

Hyperion Enterprises Inc.	Navios Hyperion	100%	Marshall Is.

Beaufiks Shipping Corporation	Vessel Owning Company	100%	Marshall Is.

Sagittarius Shipping Corporation	Vessel Owning Company	100%	Marshall Is.

Nostos Shipmanagement Corp.	Vessel Owning Company	100%	Marshall Is.

Portorosa Marine Corporation	Navios Happiness	100%	Marshall Is.

Shikhar Ventures S.A	Vessel Owning Company	100%	Liberia

Sizzling Ventures Inc.	Operating Company	100%	Liberia

Rheia Associates Co.	Operating Company	100%	Marshall Is.

Taharqa Spirit Corp.	Operating Company	100%	Marshall Is.

Rumer Holding Ltd.	Vessel Owning Company	100%	Marshall Is.

Chilali Corp.	Vessel Owning Company	100%	Marshall Is.

Pharos Navigation S.A.	Vessel Owning Company	100%	Marshall Is.

Pueblo Holdings Ltd.	Navios Lumen	100%	Marshall Is.

Surf Maritime Co.	Navios Pollux	100%	Marshall Is.

Quena Shipmanagement Inc.	Operating Company	100%	Marshall Is.

Orbiter Shipping Corp.	Navios Orbiter	100%	Marshall Is.

White Narcissus Marine S.A.	Navios Asteriks	100%	Panama

Navios G.P. L.L.C.	Operating Company	100%	Marshall Is.

Navios South American Logistics and Subsidiaries:

		Ownership	Country of
Company Name	Nature/Vessel Name	Interest	Incorporation
Navios South American Logistics Inc.	Sub-Holding Company	65.48%	Marshal Is.

Corporacion Navios SA	Operating Company	65.48%	Uruguay

Nauticler SA	Sub-Holding Company	65.48%	Uruguay

Compania Naviera Horamar SA	Operating Company	65.48%	Argentina

Compania de Transporte Fluvial Int SA	Operating Company	65.48%	Uruguay

Ponte Rio SA	Operating Company	65.48%	Uruguay

Thalassa Energy SA	Barges Owning Company	40.93%	Argentina

HS Tankers Inc. (ii)	Vessel Owning Company	33.39%	Panama

HS Navegation Inc.	Estefania	33.39%	Panama

HS Shipping Ltd Inc.	Malva H	40.93%	Panama

HS South Inc. (ii)	Vessel Owning Company	40.93%	Panama

Mercopar Internacional S.A.	Holding Company	65.48%	Uruguay

Nagusa Internacional S.A.	Holding Company	65.48%	Uruguay

Hidrovia OSR Internacional S.A.	Holding Company	65.48%	Uruguay

Petrovia Internacional S.A.	Holding Company	65.48%	Uruguay

Mercopar S.A.	Shipping Company	65.48%	Paraguay

Navegation Guarani S.A.	Shipping Company	65.48%	Paraguay

Hidrovia OSR S.A.	Oil Spill Response & Salvage Services	65.48%	Paraguay

Petrovia S.A.	Shipping Company	65.48%	Paraguay

Mercofluvial S.A.	Shipping Company	65.48%	Paraguay

Petrolera San Antonio S.A. (PETROSAN)	Oil Storage Plant and Dock Facilities	65.48%	Paraguay

Flota Mercante Paraguaya S.A.	Shipping Company	65.48%	Paraguay

Compania de Transporte Fluvial S.A.	Shipping Company	65.48%	Paraguay

Hidrogas S.A.	Shipping Company	65.48%	Paraguay

Stability Oceanways S.A.	Shipping Company	65.48%	Panama

List of Affiliates of Navios Maritime Holdings Inc.

		Ownership	Country of
Company Name	Nature/Vessel Name	Interest	Incorporation
Navios Maritime Partners L.P.	Sub-Holding Company	37.1%	Marshall Is.

Navios Maritime Operating L.L.C.	Operating Company	37.1%	Marshall Is.

Libra Shipping Enterprises Corporation	Navios Libra II	37.1%	Marshall Is.

Alegria Shipping Corporation	Navios Alegria	37.1%	Marshall Is.

Felicity Shipping Corporation	Navios Felicity	37.1%	Marshall Is.

Gemini Shipping Corporation	Navios Gemini S	37.1%	Marshal Is.

Galaxy Shipping Corporation	Navios Galaxy I	37.1%	Marshall Is.

Prosperity Shipping Corporation	Navios Prosperity	37.1%	Marshall Is.

Fantastiks Shipping Corporation	Navios Fantastiks	37.1%	Marshall Is.

Aldebaran Shipping Corporation	Navios Aldebaran	37.1%	Marshall Is.

Aurora Shipping Enterprises Ltd.	Navios Aurora I	37.1%	Marshall Is.

Acropolis Chartering & Shipping Inc.	Brokerage Company	50%	Liberia

Navios Maritime Acquisition Corporation	Sub-Holding Company	19%	Marshall Is.